                                 Exhibit 99.1

SandRidge Energy, Inc. Announces Financial and Operating Results for the Three and Nine-Month Periods Ended September 30, 2026 and Declares Dividend of $0.13 per Share

Oklahoma City, Oklahoma, November 4, 2026 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three and nine-month periods ended September 30, 2026.
Recent Highlights
•On November 3, 2026, the Board declared a dividend of $0.13 per share of the Company's common stock, payable on November 30, 2026 to stockholders of record on November 19, 2026. Stockholders can elect to receive the dividends in cash or additional shares of common stock by enrolling in the Company’s previously announced Dividend Reinvestment Plan
•Production averaged 20.9 MBoe per day during the third quarter, an increase of 10% on a Boe basis versus the same period in 2025. Oil production increased 8% and total revenues increased 37% during the quarter versus the same period in 2025, driven primarily by new production from our operated development program, higher commodity prices, and recently acquired assets for a portion of the quarter
•Third quarter net income of $30.6 million, or $0.83 per basic share. Adjusted net income(1) of $23.8 million or $0.64 per basic share
•Adjusted EBITDA(1) of $39.3 million for the three-month period ended September 30, 2026
•In the first nine months of 2026, the Company successfully completed seven gross wells as part of its ongoing one-rig Cherokee development program
•During the third quarter, the Company closed its previously announced acquisition of certain producing assets and leasehold interests in the Cherokee Play, expanding its efficient operations in the area with the addition of ~7,000 net leasehold acres, interests in 21 wells, and eight proven development locations
•As of September 30, 2026, the Company had $70.0 million of cash and cash equivalents, including restricted cash
•Despite a growing asset base, SandRidge maintained best-in-class administrative costs, with adjusted G&A(1) of $1.8 million, or $0.94 per Boe for the three-month period ended September 30, 2026
Grayson Pranin, SandRidge’s President, Chief Executive Officer & Director, commented on the quarter:

“The Company continues to increase production versus last year, driven by our one-rig program in the Cherokee Play and the closing of the previously announced bolt-on acquisition, extending our efficient operations in the area. I continue to be amazed by the team's record of five years without a recordable safety incident while maintaining a low G&A burden and folding new assets into the portfolio. The Company has benefited from strong WTI prices this past quarter and year, with current WTI futures providing a potential tailwind through the end of the year and into next. This provides a positive backdrop for integrating the new assets into our development plans."

Financial Results

Dollars in thousands (except per share data)	3Q26	2Q26	Change vs 2Q26	3Q25	Change vs 3Q25
Net income	$30,615	$26,693	$3,922	$15,953	$14,662
Net Income per share	$0.83	$0.72	$0.11	$0.44	$0.39
Net cash provided by operating activities	$32,131	$42,436	$(10,305)	$25,269	$6,862
Adjusted net income(1)	$23,795	$20,973	$2,822	$15,478	$8,317
Adjusted net income per share(1)	$0.64	$0.57	$0.07	$0.42	$0.22
Adjusted operating cash flow(1)	$39,344	$34,571	$4,773	$27,933	$11,411
Adjusted EBITDA(1)	$39,309	$34,033	$5,276	$27,285	$12,024
Free cash flow(1)	$10,475	$23,241	$(12,766)	$5,919	$4,556
Operational Results & Update
Production, Revenue, & Realized Prices

	3Q26	2Q26	Change vs 2Q26	3Q25	Change vs 3Q25
Production
MBoe	1,922	1,797	125	1,745	177
MBoed	20.9	19.7	1.2	19.0	1.9
Oil as percentage of production	19%	18%	1%	20%	(1)%
Natural gas as percentage of production	50%	50%	—%	48%	2%
NGLs as percentage of production	31%	32%	(1)%	32%	(1)%

Revenues
Oil, natural gas and NGL revenues	$54,416	$51,117	$3,299	$39,822	$14,594
Oil as percentage of revenues	58%	61%	(3)%	56%	2%
Natural gas as percentage of revenues	17%	14%	3%	22%	(5)%
NGLs as percentage of revenues	25%	25%	—%	22%	3%

Realized Prices
Realized oil price per barrel	$85.27	$95.35	$(10.08)	$65.23	$20.04
Realized natural gas price per Mcf	$1.62	$1.36	$0.26	$1.71	$(0.09)
Realized NGL price per barrel	$22.68	$21.68	$1.00	$15.61	$7.07
Realized price per Boe	$28.32	$28.45	$(0.13)	$22.82	$5.50
Production volumes continue to benefit from the Company's ongoing drilling program, efficient production operations, and recently acquired assets which impacted a portion of the third quarter. Third quarter Boe production increased by approximately 10% versus the same period in 2025 and increased by approximately 7% versus the prior quarter. Oil production increased by approximately 8% relative to the same period last year and increased by approximately 13% versus the prior quarter. Revenues increased by 6% in the third quarter versus the second quarter of 2026 and 37% compared to the third quarter of 2025. Realized price per Boe improved in the third quarter versus the same period last year and was slightly below the second quarter 2026 due to lower oil pricing quarter-over-quarter.

Drilling & Completion Operations
As of September 30, 2026, the Company completed seven new gross operated wells as part of its ongoing one-rig Cherokee development program. During the nine months ended September 30, 2026, drilling, completion and capital workover spend was $57.3 million.
Operating Costs
During the third quarter of 2026, lease operating expense ("LOE") was $11.0 million or $5.75 per Boe versus $10.3 million or $5.73 per Boe during the prior quarter. Third quarter LOE per Boe remained consistent versus the second quarter, while expenses from the recently acquired assets in the Cherokee Play contributed to an increase in absolute LOE. Third quarter LOE per Boe decreased by approximately 8% when compared to the same period in 2025.
Liquidity & Capital Structure
As of September 30, 2026, the Company had $70.0 million of cash and cash equivalents, including restricted cash of $1.3 million, deposited with multiple, well-capitalized financial institutions. The Company had no outstanding term or revolving debt obligations as of September 30, 2026.
Dividend Program

Dollars in thousands	Total	3Q26	2Q26	1Q26	2025	2024	2023
Special dividends(2)	$136,651	$—	$6,445	$—	$—	$55,868	$74,338
Quarterly dividends(2)	52,249	4,463	4,190	3,868	15,862	16,426	7,440
Total dividends(2)	$188,900	$4,463	$10,635	$3,868	$15,862	$72,294	$81,778

	Total	3Q26	2Q26	1Q26	2025	2024	2023
Special dividends per share	$3.70	$—	$0.20	$—	$—	$1.50	$2.00
Quarterly dividends per share	1.48	0.13	0.13	0.12	0.46	0.44	0.20
Total dividends per share	$5.18	$0.13	$0.33	$0.12	$0.46	$1.94	$2.20
Dividend Declaration & Dividend Reinvestment Plan ("DRIP")
On November 3, 2026, the Board declared a dividend of $0.13 per share of the Company's common stock, which stockholders can elect to receive in cash or additional shares of common stock by enrolling in the previously announced DRIP, payable on November 30, 2026 to stockholders of record on November 19, 2026.
Stockholders interested in participating in the DRIP or seeking additional information may contact their broker or Equiniti Trust Company, LLC, the Plan Administrator, at (800) 278-4353 or https://equiniti.com/us/ast-access/individuals.
Share Repurchases
No shares were repurchased during the third quarter of 2026, but the Company maintains its ability to opportunistically repurchase shares under its 10b5-1 program. Since inception of the program, the Company has repurchased 0.6 million shares at an average price of $10.75 per share. Of the $75.0 million repurchase authorization, $68.3 million remained as of September 30, 2026.

Outlook
We remain committed to growing the value of our asset base in a safe, responsible and efficient manner, while prudently allocating capital to high-return, growth projects. Currently, these projects include: (1) one-rig development in the Cherokee Play (2) evaluation of accretive merger and acquisition opportunities, with consideration of our strong balance sheet and commitment to our capital return program (3) production optimization program through artificial lift conversions to more efficient and cost-effective systems and (4) a leasing program that will bolster future development and extend development in our Cherokee assets. We are developing our term acreage in the Cherokee Play, and our total leasehold position, inclusive of the Cherokee, NW Stack and legacy assets, is approximately 95% held by production. We will continue to monitor forward-looking commodity prices, project results, costs and other factors that could influence returns and cash flows, and will adjust our program accordingly, to include curtailment of capital activity and wells, if needed, or conversely, well reactivations in higher natural gas price environments. These and other factors, including reasonable reinvestment rates, maintaining our cash flows and prioritizing our regular-way dividend, will continue to shape our development decisions for 2026 and beyond.
Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment to harvesting the Company's resources in a safe and environmentally conscious manner, to include no routine flaring of produced natural gas, transporting nearly 90% of our produced water via pipeline instead of truck, and powering nearly all of our well sites with electricity, mitigating the need for less efficient power sources. Via a 24-hour manned operations center and dedicated personnel trained in the use of infrared leak detection and other specialized equipment, the Company continually monitors our asset base for potential emissions and continually works to optimize efficiency through initiatives such as proactive artificial lift upgrades that reduce SandRidge's electric power consumption. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce with a demonstrable safety track record, including five years without a recordable safety incident, as integral to our culture. The Company has personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, November 5, 2026 at 1:00 pm CT. The conference call can be accessed by registering online in advance at https://events.q4inc.com/analyst/206214487?pwd=gx8qRju2 at which time registrants will receive dial-in information as well as a Meeting ID and Unique Passcode. At the time of the call, participants will dial in using the Meeting ID and Unique Passcode provided upon registration. The Company's latest presentation is available on its website at investors.sandridgeenergy.com.

A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.

Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	Includes dividends payable on unvested restricted stock awards and excludes dividends paid in shares under Dividend Reinvestment Plan.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Production - Total
Oil (MBbl)	370	344	1,051	884
Natural Gas (MMcf)	5,714	4,993	16,051	14,513
NGL (MBbl)	599	569	1,663	1,668
Oil equivalent (MBoe)	1,922	1,745	5,390	4,971
Daily production (MBoed)	20.9	19.0	19.7	18.2

Average price per unit
Realized oil price per barrel - as reported	$85.27	$65.23	$83.67	$65.91
Realized impact of derivatives per barrel	(3.34)	0.92	(4.69)	0.77
Net realized price per barrel	$81.93	$66.15	$78.98	$66.68

Realized natural gas price per Mcf - as reported	$1.62	$1.71	$2.00	$2.06
Realized impact of derivatives per Mcf	0.40	0.44	0.33	0.23
Net realized price per Mcf	$2.02	$2.15	$2.33	$2.29

Realized NGL price per barrel - as reported	$22.68	$15.61	$21.15	$17.24
Realized impact of derivatives per barrel	0.06	0.21	0.03	—
Net realized price per barrel	$22.74	$15.82	$21.18	$17.24

Realized price per Boe - as reported	$28.32	$22.82	$28.82	$23.53
Net realized price per Boe - including impact of derivatives	$28.87	$24.34	$28.88	$24.33

Average cost per Boe
Lease operating	$5.75	$6.25	$5.96	$5.71
Production, ad valorem, and other taxes	$1.72	$1.23	$1.77	$1.49
Depletion (1)	$6.78	$5.39	$6.19	$5.25

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.83	$0.44	$2.06	$1.32
Diluted	$0.82	$0.43	$2.05	$1.32

Adjusted net income per share available to common stockholders
Basic	$0.64	$0.42	$1.80	$1.15
Diluted	$0.64	$0.42	$1.79	$1.15

Weighted average number of shares outstanding (in thousands)
Basic	37,044	36,671	36,908	36,789
Diluted	37,190	36,708	37,115	36,848

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the nine months ended September 30, 2026 (unaudited):

Nine Months Ended
September 30, 2026
(In thousands)

Drilling, completion, and capital workovers	$57,292
Leasehold and geophysical	3,435
Capital expenditures (on an accrual basis)	$60,727
(excluding acquisitions and plugging and abandonment)

Derivatives
The below details the Company's hedging positions as of November 4, 2026:

	Period	Index	Daily Volume	Weighted Average Price
Oil (Bbl)
Fixed Price Swaps
	October 2026 - December 2026	NYMEX WTI	700	$75.18
	January 2027 - December 2027	NYMEX WTI	200	$65.00
Producer Costless Collars
	October 2026 - December 2026	NYMEX WTI	1,255	$62.57 Put / $84.41 Call
	January 2027 - June 2027	NYMEX WTI	475	$80.00 Put / $100.00 Call

Natural Gas (MMBtu)
Fixed Price Swaps
	October 2026 - December 2026	NYMEX Henry Hub	14,400	$4.18
Producer Costless Collars
	October 2026 - December 2026	NYMEX Henry Hub	4,500	$3.35 Put / $5.35 Call
NGL (Bbl)
Fixed Price Swaps
	October 2026 - December 2026	Mont Belvieu OPIS	490	$54.34

Capitalization
The Company’s capital structure as of September 30, 2026 and December 31, 2025 is presented below:

	September 30, 2026	December 31, 2025

	(In thousands)
Cash, cash equivalents and restricted cash	$70,012	$112,345

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	963,279	980,592
Accumulated deficit	(393,780)	(469,758)
Total SandRidge Energy, Inc. stockholders’ equity	569,536	510,871

Total capitalization	$569,536	$510,871

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Oil, natural gas and NGL	$54,416	$39,822	$155,310	$116,957
Total revenues	54,416	39,822	155,310	116,957
Expenses
Lease operating expenses	11,049	10,911	32,138	28,384
Production, ad valorem, and other taxes	3,297	2,155	9,528	7,412
Depreciation and depletion — oil and natural gas	13,032	9,400	33,346	26,106
Depreciation and amortization — other	1,600	1,638	4,847	4,853
General and administrative	3,139	2,737	9,896	9,618
Restructuring expenses	176	305	308	757
(Gain) loss on derivative contracts	6,392	(2,364)	5,696	(5,936)
Other operating (income) expense, net	1	—	8	—
Total expenses	38,686	24,782	95,767	71,194
Income from operations	15,730	15,040	59,543	45,763
Other income (expense)
Interest income (expense), net	666	916	2,215	2,803
Other income (expense), net	1	(3)	2	(6)
Total other income (expense)	667	913	2,217	2,797
Income (loss) before income taxes	16,397	15,953	61,760	48,560
Income tax (benefit) expense	(14,218)	—	(14,218)	—
Net income (loss)	$30,615	$15,953	$75,978	$48,560
Net income (loss) per share
Basic	$0.83	$0.44	$2.06	$1.32
Diluted	$0.82	$0.43	$2.05	$1.32
Weighted average number of common shares outstanding
Basic	37,044	36,671	36,908	36,789
Diluted	37,190	36,708	37,115	36,848

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$68,666	$110,998
Restricted cash	1,346	1,347
Accounts receivable, net	36,486	26,186
Derivative contracts	—	2,773
Prepaid expenses	1,526	748
Other current assets	3,456	5,806
Total current assets	111,480	147,858
Oil and natural gas properties, using full cost method of accounting
Proved	1,885,455	1,759,943
Unproved	26,154	27,520
Less: accumulated depreciation, depletion and impairment	(1,475,380)	(1,446,824)
Net oil and natural gas properties	436,229	340,639
Other property, plant and equipment, net	71,017	75,649
Other assets	1,423	1,539
Deferred tax assets, net of valuation allowance	92,554	78,336
Total assets	$712,703	$644,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$60,418	$59,037
Derivative contracts	4,201	—
Asset retirement obligations	7,856	8,098
Other current liabilities	669	905
Total current liabilities	73,144	68,040
Derivative contracts	1,156	—
Asset retirement obligations	68,304	64,293
Other long-term obligations	563	817
Total liabilities	143,167	133,150
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 37,107 issued and outstanding at September 30, 2026 and 36,825 issued and outstanding at December 31, 2025	37	37
Additional paid-in capital	963,279	980,592
Accumulated deficit	(393,780)	(469,758)
Total stockholders’ equity	569,536	510,871
Total liabilities and stockholders’ equity	$712,703	$644,021

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$75,978	$48,560
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	38,193	30,959
Deferred income taxes	(14,218)	—
(Gain) loss on derivative contracts	5,696	(5,936)
Settlement gains (losses) on derivative contracts	338	3,980
Stock-based compensation	2,199	2,058
Other	156	219
Changes in operating assets and liabilities	(14,016)	(11,390)
Net cash provided by operating activities	94,326	68,450
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(61,715)	(41,361)
Acquisition of oil and natural gas assets	(56,775)	(7,790)
Purchase of other property and equipment	—	(562)
Sales tax refund on completion costs	—	2,800
Proceeds from sale of assets	1,965	785
Net cash used in investing activities	(116,525)	(46,128)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to stockholders	(18,937)	(12,014)
Reduction of financing lease liability	(598)	(586)
Repurchases of common stock, including excise tax	(41)	(6,403)
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(558)	(243)
Net cash used in financing activities	(20,134)	(19,246)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(42,333)	3,076
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	112,345	99,511
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$70,012	$102,587
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(433)	$(228)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payable and accrued expenses	$10,566	$10,456
Non-cash acquisition purchase price adjustments	$8,540	$241
Right-of-use assets obtained in exchange for financing lease obligations	$182	$229
Inventory material transfers to oil and natural gas properties	$—	$3
Asset retirement obligation capitalized	$69	$40
Asset retirement obligation removed due to divestiture	$—	$(288)
Decrease (increase) in excise tax payable on repurchases of common stock	$53	$(52)
Decrease (increase) in dividends payable	$(29)	$12

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
Net cash provided by operating activities	$32,131	$25,269	$94,326	$68,450
Changes in operating assets and liabilities	7,213	2,664	14,016	11,390
Adjusted operating cash flow	$39,344	$27,933	$108,342	$79,840
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities, plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
Net cash provided by operating activities	$32,131	$25,269	$94,326	$68,450
Net cash used in investing activities	(72,181)	(22,383)	(116,525)	(46,128)
Acquisition of oil and natural gas assets	51,643	3,363	56,775	7,790
Proceeds from sale of assets	(1,118)	(330)	(1,965)	(785)
Free cash flow	$10,475	$5,919	$32,611	$29,327

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
Net Income	$30,615	$15,953	$75,978	$48,560
Adjusted for
Income tax (benefit)	(14,218)	—	(14,218)	—
Depreciation and depletion - oil and natural gas	13,032	9,400	33,346	26,106
Depreciation and amortization - other	1,600	1,638	4,847	4,853
Interest expense	53	161	261	222
EBITDA	31,082	27,152	100,214	79,741

Stock-based compensation	726	688	2,199	2,058
(Gain) loss on derivative contracts	6,392	(2,364)	5,696	(5,936)
Settlement gains (losses) on derivative contracts	1,055	2,661	338	3,980
Restructuring expenses	176	305	308	757
Interest income	(719)	(1,077)	(2,476)	(3,025)
Other	597	(80)	784	(1,977)
Adjusted EBITDA	$39,309	$27,285	$107,063	$75,598

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
Net cash provided by operating activities	$32,131	$25,269	$94,326	$68,450
Changes in operating assets and liabilities	7,213	2,664	14,016	11,390
Interest expense	53	161	261	222
Interest income	(719)	(1,077)	(2,476)	(3,025)
Other	631	268	936	(1,439)
Adjusted EBITDA	$39,309	$27,285	$107,063	$75,598

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$30,615	$0.82	$15,953	$0.43
Income tax (benefit)	(14,218)	(0.38)	—	—
(Gain) loss on derivative contracts	6,392	0.18	(2,364)	(0.06)
Settlement gains (losses) on derivative contracts	1,055	0.03	2,661	0.07
Restructuring expenses	176	—	305	0.01
Interest income	(719)	(0.02)	(1,077)	(0.03)
Other	494	0.01	—	—
Adjusted net income available to common stockholders	$23,795	$0.64	$15,478	$0.42

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,044	37,190	36,671	36,708
Total adjusted net income per share	$0.64	$0.64	$0.42	$0.42

	Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2025
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$75,978	$2.05	$48,560	$1.32
Income tax (benefit)	(14,218)	(0.38)	—	—
(Gain) loss on derivative contracts	5,696	0.15	(5,936)	(0.16)
Settlement gains (losses) on derivative contracts	338	0.01	3,980	0.11
Restructuring expenses	308	0.01	757	0.02
Interest income	(2,476)	(0.07)	(3,025)	(0.08)
Other	744	0.02	(2,088)	(0.06)
Adjusted net income available to common stockholders	$66,370	$1.79	$42,248	$1.15

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,908	37,115	36,789	36,848
Total adjusted net income per share	$1.80	$1.79	$1.15	$1.15

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$3,139	$1.63	$2,737	$1.57
Stock-based compensation	(726)	(0.38)	(688)	(0.39)
Other	(597)	(0.31)	80	0.05
Adjusted G&A	$1,816	$0.94	$2,129	$1.23

	Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2025
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$9,896	$1.84	$9,618	$1.93
Stock-based compensation	(2,199)	(0.41)	(2,058)	(0.41)
Other	(784)	(0.15)	(111)	(0.02)
Adjusted G&A	$6,913	$1.28	$7,449	$1.50

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of acquisitions, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the Company’s ability to execute, integrate and realize the benefits of acquisitions, and the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.